Exhibit 99.1

PRESS RELEASE

Dollar Tree To Webcast Fifth Annual Capital Markets Conference

CHESAPEAKE, Va. - September 16, 2005 - Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's leading operator of single-price point dollar stores, will be webcasting its Fifth Annual Capital Markets Conference on September 20, 2005. Members of senior management will discuss the Company’s business and growth plans. This webcast will be available live on the Company’s website, www.DollarTree.com/medialist.cfm. A replay of the webcast will remain available for one week following the event.

CONTACT:	Dollar Tree Stores, Inc., Chesapeake
Kent Kleeberger
757-321-5000
www.DollarTree.com